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
                                                                      TRANS WORLD AIRLINES, INC.
                                                        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                Reorganized
                          Prior Predecessor Company          Predecessor Company                  Company
                          -------------------------- ---------------------------------------   -------------
                                        Ten months   Two months                 Eight months   Four months
                                        ----------   ----------                 ------------   -----------
                           Year ended      ended        ended      Year ended      ended          ended
                           ----------      -----        -----      ----------      -----          -----
                          December 31,  October 31, December 31,  December 31,   August 31,   December 31,
                          ------------  ----------- ------------  ------------   ----------   ------------
                              1992         1993         1993          1994         1995            1995
                              ----         ----         ----          ----         ----            ----
                                                    (Amounts in Thousands, except for ratio)
                                                     --------------------------------------
Loss from operations
   before income taxes       ($314,292)   ($362,620)    ($88,140)    ($432,869)    ($338,309)     ($32,268)
Add:
   Interest on
     indebtedness (1)          110,096       91,877       31,204       195,352       123,247        45,917
   Portion of rents
     representative of the
     interest factor            67,700       57,821       12,198        87,122        60,849        32,131
                             ---------    ---------     --------     ---------     ---------       -------
   Income as adjusted        ($136,496)   ($212,922)    ($44,738)    ($150,395)    ($154,213)      $45,780
                             ---------    ---------     --------     ---------     ---------       -------
Fixed Charges:
   Interest on
     indebtedness             $110,096      $91,877      $31,204      $195,352      $123,247       $45,917
   Capitalized interest          3,099        2,104          267         2,133             -             -
   Portion of rents
     representative of the
     interest factor            67,700       57,821       12,198        87,122        60,849        32,131
                              --------     --------      -------      --------      --------       -------
   Fixed Charges              $180,895     $151,802      $43,669      $284,607      $184,096       $78,048
                              --------     --------      -------      --------      --------       -------

Ratio of earnings to
   fixed charges                 (0.75)       (1.40)       (1.02)        (0.53)        (0.84)         0.59
                              --------     --------      -------      --------      --------       -------
Deficiency (coverage)         $317,391     $364,724      $88,407      $435,002      $338,309       $32,268
                              --------     --------      -------      --------      --------       -------

  (1) Includes amoritization of debt expense.
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
                                                                            Exhibit 12

                        --------------------------------------------------------------
                          Year       9 months    9 months      3 months    3 months
                          ----       --------    --------      --------    --------
                          ended        ended      ended         ended       ended
                          -----        -----      -----         -----       -----
                        December 31,  Sept 30,   Sept 30,      Sept 30,    Sept 30,
                        ------------  --------   --------      --------    --------
                           1996        1997       1996          1997        1996
                           ----        ----       ----          ----        ----

Loss from operations
   before income taxes   ($274,577)   ($68,272)   ($18,257)       $13,276    ($6,905)
Add:
   Interest on
     indebtedness (1)      126,822      85,518      95,483         27,404     30,864
   Portion of rents
     representative of the
     interest factor       100,997      89,616      74,028         31,480     25,757
                         ---------    --------    --------        -------    -------
   Income as adjusted     ($46,758)   $106,862    $151,254        $72,160    $49,716
                         ---------    --------    --------        -------    -------

Fixed Charges:
   Interest on
     indebtedness         $126,822     $85,518     $95,483        $27,404    $30,864
   Capitalized interest      5,463       4,204       3,563            899      1,619
   Portion of rents
     representative of the
     interest factor       100,997      89,616      74,028         31,480     25,757
                         ---------    --------    --------        -------    -------
   Fixed Charges          $233,282    $179,338    $173,074        $59,783    $58,240
                         ---------    --------    --------        -------    -------

Ratio of earnings to
   fixed charges             (0.20)       0.60        0.87           1.21       0.85
                         ---------    --------    --------        -------    -------

Deficiency (coverage)     $280,040     $72,476     $21,820       ($12,377)    $8,524
                         ---------    --------    --------        -------    -------
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